UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  December 31, 2015

Soupman, Inc.

(Exact name of registrant as specified in its charter)

Delaware

(State or other jurisdiction of incorporation)

000-53943	61-1638630
(Commission File Number)	(IRS Employer Identification No.)

1110 South Avenue, Suite 100

Staten Island, NY 10314

(Address of principal executive offices and zip code)

(212) 768-7687

(Registrant’s telephone number, including area code)

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐

Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

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Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12(b))

☐

Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

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Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01	Entry into a Material Definitive Agreement

On December 31, 2015, Soupman, Inc. (the “Company”) entered into a three year Employment Agreement (the “Employment Agreement”) with Jamieson Karson to serve as the Company’s Chief Executive Officer. Mr. Karson also serves as the Company’s Chairman.

Under the Employment Agreement, for his service as the Chief Executive Officer and Chairman of the Board of the Company, Mr. Karson will receive an annual base salary of $184,000 and 416,667 shares of the Company’s restricted common stock per month. The total shares granted Year 1, if employed for the entire year, are 5,000,000 shares.

Mr. Karson will also receive:

A one- time bonus of 400,000 shares of the Company’s restricted common stock if the Company’s stock trades at 25 cents or higher for 10 trading days in a 30 day period during the term of this agreement.

A one- time bonus of 100,000 shares of the Company’s restricted common stock if the Company’s stock trades at $1.00 or higher for 10 trading days in 30 day period during the term of this agreement.

A one-time bonus of 50,000 shares of the Company’s restricted common stock if the Company stock trades at $2.00 or higher for 10 trading days in a 30 day period during the term of this agreement.

A one- time bonus of 25,000 shares of the Company’s restricted common stock if the Company’s stock trades at $4.00 or higher for 10 trading days in a 30 day period during the term of this agreement.

In addition, for every new incremental $1 million in sales annually Mr. Karson will receive 5,000 restricted common shares of the Company’s stock, with a maximum amount of 500,000 shares (based on a cap of $100 million in sales).

The Company also agreed to reimburse Mr. Karson for his reasonable and/pre-approved business expenses and to afford him the same health insurance benefits as other Company executives.

Mr. Karson agreed that if his employment is terminated for cause or if he voluntarily leaves the employ of the Company for any reason, for a period of one (1) year from the date of such termination of employment, he will not directly or indirectly, as owner, partner, joint venture, stockholder, employee, broker, agent, principal, trustee, corporate officer or director, licensor or in any capacity whatsoever engage in, become financially interested in, be employed by, render consulting services to, or have any connection with, any business which is involved in the marketing or selling of primarily soup products as its core business in competition with the Company ("Competitive Business"), in any geographic area where, during the time of his employment, the business of the Company or any of its subsidiaries is being  conducted in any manner whatsoever, or hire or attempt to hire for any Competitive Business any employee of the Company or any subsidiary thereof, or solicit, call on or induce others to solicit or call on, directly or indirectly, any customers  of the Company for the purpose of inducing them to purchase or lease a soup product or service which may compete with any soup product or service of the Company; provided, however, that Mr. Karson may own any securities of any corporation which is engaged in such business and is publicly owned and traded but in an amount not to exceed at any one time two percent (2%) of any class of stock or securities of such company.

If the Company elects to terminate Karson’s employment as CEO without cause, or not by reason or his death or disability, the Company has agreed to award and pay to Karson: (1) within thirty (30) days following such termination, whichever is less, 10,000,000 shares of common stock or the balance of the stock due per the Employment Agreement and (ii) an amount equal to his base salary and health insurance premium for a period of six (6) months which shall not extend past the term of the Employment Agreement. The Company may terminate Karson by reason of his death, disability or for cause at any time.  For the purposes of the Employment Agreement, “cause” means: (i) Karson's conviction (which, through lapse of time or otherwise, is not subject to appeal) of any crime or offense involving money or other property of the Company or its subsidiaries or which constitutes a felony in the jurisdiction involved; (ii) Karson's performance of any act or his failure to act, for which if he were prosecuted and convicted, a crime or offense involving money or property of the Company or its subsidiaries, or which would constitute a felony in the jurisdiction involved would have occurred, (iii) Karson's breach of any of the representations, warranties or covenants set forth in the Employment Agreement, or (iv) Karson's continuing, repeated, willful failure or refusal to perform his duties required by this Agreement. “Disability" means the inability of Karson, due to illness, accident or any other physical or mental incapacity, to perform his duties in a normal manner for a period of three (3) consecutive months or for a total of six (6) months (whether or not consecutive) in any twelve (12) month period during the term of this Agreement. Except as provided in the next sentence, if Karson voluntarily leaves the Company without good reason on his own accord, the Company shall not be obligated to pay Karson the foregoing severance payments.

If there is a sale of the Company, whether through a stock sale or asset sale, or a change of control in the ownership structure of the Company through a recapitalization or otherwise, and the Company’s obligations under this agreement are not assumed, whether expressly or by operation of law, in connection with the sale or change of control transaction, all stock grants to be awarded to Karson for services through December 31, 2018 are to immediately become due and payable and shall vest immediately.

The information contained in this Item 1.01 regarding the Employment Agreement is qualified in its entirety by the copy of the Employment Agreement attached to this Current Report on Form 8-K as Exhibit 10.1 and is incorporated herein by reference.

Item 3.02	Unregistered Sales of Equity Securities.

The disclosure in Item 1.01 is incorporated herein by reference thereto. The Company approved the issuance of 416,667 shares of common stock in connection with Mr. Karson’s employment agreement. The offer and issuance of the options were not registered under the Securities Act of 1933, as amended (the “Securities Act”), at the time of issuance, and therefore may not be offered or sold in the United States absent registration or an applicable exemption from registration requirements. For these issuances, the Company is relied on the exemption from federal registration under Section 4(a)(2) of the Securities Act, based on the Company’s belief that the offer and sale of the shares has not and will not involve a public offering as the recipients of the shares are “accredited investors” as defined under Section 501 promulgated under the Securities Act.

Item 9.01.	Financial Statements and Exhibits.

(a)-(c)

Not applicable.

(d)

Exhibits.

Exhibit No.	Description

10.1	Employment Agreement, dated December 31, 2015 by and between Jamieson Karson and the Company.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: January 5, 2016	SOUPMAN, INC.

	By:	/s/ Robert N. Bertrand
Name: Robert N. Bertrand
Title: President and Chief Financial Officer